UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington

(Address of principal executive offices)

98006-1350

(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.200% Senior Notes due 2032	TMUS32B	The NASDAQ Stock Market LLC
3.625% Senior Notes due 2035	TMUS35	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.900% Senior Notes due 2038	TMUS38	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC
6.250% Senior Notes due 2069	TMUSL	The NASDAQ Stock Market LLC
5.500% Senior Notes due March 2070	TMUSZ	The NASDAQ Stock Market LLC
5.500% Senior Notes due June 2070	TMUSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2026, T-Mobile US, Inc. (“T-Mobile” or the “Company”) announced that Peter Osvaldik, Chief Financial Officer of the Company, would retire from his role as Chief Financial Officer in February 2027. Mr. Osvaldik will remain as the Company’s Strategic Advisor through July 1, 2027, which is the end of his previously announced contract extension, to aid in the extended transition of responsibilities. T-Mobile expects that Jessica Uhl, who will commence employment as the Company’s Chief Financial Officer Designate in mid-September 2026, will serve as Chief Financial Officer upon Mr. Osvaldik’s retirement.

Ms. Uhl, age 58, served as President of GE Vernova from January 2024 to May 2025. From March 2017 to March 2022, she served as Chief Financial Officer of Shell plc. Prior to that, Ms. Uhl held various finance leadership positions at Shell plc beginning in 2004, including Executive Vice President of Finance for Integrated Gas and Upstream Americas. In addition, Ms. Uhl currently serves on the boards of Fervo Energy, RMI, formerly Rocky Mountain Institute, OpenMinds, Inc. and Mission Possible Partnership. She also serves on the Global Leadership Council of the Global Energy Alliance for People and Planet, as an advisory board member for the Columbia Center on Global Energy Policy, and as a Senior Advisor with Three Cairns Group. Ms. Uhl previously served on the boards of Shell plc, Goldman Sachs and General Electric and as a strategic advisor to Breakthrough Energy. Ms. Uhl received a Bachelor’s degree in Political Economy from the University of California, Berkeley and a Master of Business Administration degree from INSEAD.

Offer of Employment Letter

In connection with Ms. Uhl’s commencement of employment as Chief Financial Officer Designate, on September 1, 2026, T-Mobile entered into an offer of employment letter (the “Offer Letter”) with Ms. Uhl, which provides for Ms. Uhl’s initial employment as Chief Financial Officer Designate, transitioning to the Company’s Chief Financial Officer after the Company files its Annual Report on Form 10-K for the year ending December 31, 2026. The material terms of the Offer Letter are described below.

Pursuant to the Offer Letter, Ms. Uhl is entitled to (i) an annual base salary of no less than $975,000; (ii) an annual short-term cash incentive (“STI”) award targeted at no less than 200% of Ms. Uhl’s eligible earnings during the applicable calendar year, payable based on the attainment of pre-established performance goals; (iii) commencing with calendar year 2027, annual long-term incentive (“LTI”) awards with an aggregate target grant-date value of no less than $9,525,000; and (iv) employee benefits to the same extent and on the same terms as such benefits are provided generally by the Company to its similarly-situated executives. Ms. Uhl is also eligible for a one-time cash sign-on bonus in the amount of $1,000,000, payable within 60 days after her employment commences and subject to pro-rata repayment in the event that Ms. Uhl’s employment is terminated by the Company for “cause” or by Ms. Uhl without “good reason” within 12 months following the date on which her employment commences.

In addition, in connection with her commencement of employment with the Company, Ms. Uhl will be granted one-time LTI awards under the Company’s 2023 Incentive Award Plan with an aggregate target grant-date value equal to $9,525,000, consisting of (i) time-based restricted stock units with an aggregate grant-date value equal to $6,350,000 (the “Sign-On RSU Award”) and (ii) performance-based restricted stock units with an aggregate target grant-date value equal to $3,175,000 (the “Sign-On PRSU Award”). The number of shares of T-Mobile common stock subject to the Sign-On RSU Award and Sign-On PRSU Award will be equal to (x) the aggregate target grant-date value thereof divided by (y) the average closing price of the Company’s common stock over the 30-calendar-day period ending five business days before grant date, rounded up to the nearest whole unit.

Ms. Uhl’s employment under the Offer Letter will continue until terminated by either the Company or Ms. Uhl. If Ms. Uhl’s employment is terminated by T-Mobile without “cause” (other than due to her death or disability) or by Ms. Uhl for “good reason”, then, subject to her timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, she will be entitled to receive:

•	a lump-sum payment equal to two times the sum of (i) her then-current base salary plus (ii) her then-current target STI award;

•	a pro-rata STI award for the calendar year in which the termination occurs, based on actual performance results for such year;

•	any earned, unpaid STI award for the calendar year ending immediately prior to the calendar year in which the termination date occurs (a “Prior Year STI”);

•

with respect to time-based LTI awards (including the Sign-On RSU Award), vesting of a number of shares or units, as applicable, subject to such awards that would otherwise vest on the next scheduled vesting date to occur following the termination date;

•

with respect to performance-based LTI awards (including the Sign-On PRSU Award), a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such awards by (y) a fraction, the numerator of which is the number of days between the grant date and the termination date, and the denominator of which is the number of days from the grant date to the applicable vesting date, will vest based on actual performance through the conclusion of the applicable performance period; and

•	Company-paid health and dental benefit coverage for up to 12 months following such termination.

If Ms. Uhl’s employment is terminated due to her death or disability, subject to the timely execution and non-revocation of a release by Ms. Uhl or her estate, as applicable, and continued compliance with applicable restrictive covenants (if applicable), she (or her estate) will be entitled to receive:

•	an STI award for the calendar year in which the termination occurs, based on target performance for the applicable fiscal year;

•	any Prior Year STI; and

•

with respect to LTI awards, vesting of such LTI awards will be governed by the terms of the applicable equity incentive plan and the applicable award agreement, which terms shall be no less favorable than those applicable to all other executive-level employees of T-Mobile.

Additionally, the Offer Letter provides that Ms. Uhl will enter into a retirement letter agreement (the “Retirement Letter Agreement”), pursuant to which she will be eligible to receive certain payments and benefits upon her “qualifying retirement” on or after the fifth anniversary after she commences service as the Company’s Chief Financial Officer and upon at least 12 months’ written notice to the Company. The material terms of the Retirement Letter Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2025, which is incorporated herein by reference.

In addition, (i) the incentive compensation provided to Ms. Uhl under the Offer Letter is subject to recovery by the Company in accordance with the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy or any other Company clawback or recoupment policy; and (ii) to the extent that any payment or benefit received by Ms. Uhl pursuant to the Offer Letter or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Ms. Uhl than receiving the full amount of such payments.

The foregoing description is qualified in its entirety by the full text of the Offer Letter, a copy of which will be subsequently filed with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On September 3, 2026, the Company issued a press release announcing [the Chief Financial Officer transition]. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated September 3, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

September 3, 2026	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Chief Financial Officer